UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 31, 2016

HELIX TCS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5300 DTC Parkway, Suite 300, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(720) 328-5372

Registrant's telephone number, including area code

_______________________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The Company entered into certain Note Modifications as detailed below, which also resulted in the conversion of certain debt and the purchase of additional securities.

Note # 1

On December 31, 2016, Helix TCS, Inc. (the "Company") amended a Convertible Promissory Note (the "First Note") in the aggregate principal amount of $100,000 with one investor (the "First Holder"). The First Note was issued on December 16, 2015 and bears an interest rate of 7% per annum due and payable one year from the date of issuance. The Note was amended to reflect a conversion rate of $1.00, and the option to purchase an additional 50,000 shares of the Company's common stock at $1.00 was agreed to. On December 31, 2016, the First Holder agreed to convert $107,000 of the principal and interest balance of the Note (the remaining interest of $306.85 was paid by check from the Company to First Holder) and purchase an additional 50,000 shares for $50,000. The First Holder signed a Subscription Agreement evidencing the purchase of 157,000 shares with consideration of the conversion of the Note and $50,000.

Note # 2

On December 31, 2016, the Company amended a Convertible Promissory Note (the "Second Note") in the aggregate principal amount of $100,000 with one investor (the "Second Holder"). The Second Note was issued on December 18, 2015 and bears an interest rate of 7% per annum due and payable one year from the date of issuance. The Note was amended to reflect a conversion rate of $1.00, and the option to purchase an additional 50,000 shares of the Company's common stock at $1.00 was agreed to. On December 31, 2016, the Second Holder agreed to convert $107,000 of the principal and interest balance of the Note (the remaining interest of $268.49 was paid by check from the Company to Second Holder) and purchase an additional 50,000 shares for $50,000. The Second Holder signed a Subscription Agreement evidencing the purchase of 157,000 shares with consideration of the conversion of the Note and $50,000.

Note # 3

On December 31, 2016, the Company amended a Convertible Promissory Note (the "Third Note") in the aggregate principal amount of $100,000 with one investor (the "Third Holder"). The Third Note was issued on February 12, 2016 and bears an interest rate of 7% per annum due and payable one year from the date of issuance. The Note was amended to reflect a conversion rate of $1.00, and the option to purchase an additional 25,000 shares of the Company's common stock at $1.00 was agreed to. On December 31, 2016, the Third Holder agreed to convert $106,000 of the principal and interest balance of the Note (the remaining interest of $194.52 was paid by check from the Company to Third Holder) and purchase an additional 25,000 shares for $25,000. The Third Holder signed a Subscription Agreement evidencing the purchase of 131,000 shares with consideration of the conversion of the Note and $25,000.

The forgoing descriptions of the Notes and Subscription Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the form of the Note attached as Exhibit 4.1 to the Form 10 filed on December 9, 2016 and is incorporated by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 of this Current Report on Form 8-K.

 SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

We converted $320,000 of principal and interest contained in the promissory notes discussed in detail in Item 1.01 above which resulted in the subscription for and sale of 320,000 shares of common stock at $1.00 per share. In addition, a total of 125,000 shares of common stock were purchased for $125,000 in cash. These securities sale transactions are claimed as exempt from registration under Rule 506 of Regulation D, as they involved no public offering or distribution and were to purchasers that the company believed to be accredited investors under Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                   HELIX TCS, INC.

By: /s/    Zachary L. Venegas

Zachary L. Venegas, Chief Executive Officer

Date: January 6, 2017